Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:
Anurag Maheshwari	Jim Burke
Investor Relations	Media Relations
Harris Corporation	Harris Corporation
anurag.maheshwari@harris.com	jim.burke@harris.com
321-727-9383	321-727-9131

Harris Corporation Reports Solid Fiscal 2017 Fourth Quarter and Full Fiscal Year Results as It Looks to Return to Growth in Fiscal 2018

•	4Q17 EPS from continuing operations $1.35 GAAP, up 19%; $1.49 non-GAAP, up 15%

•	FY17 EPS from continuing operations $5.12 GAAP, up 5%; $5.53 non-GAAP, up 8%

•	4Q17 revenue up 1%; FY17 revenue better than expected

•	FY17 operating cash flow $569 million; excluding $400 million voluntary pension contribution, adjusted operating cash flow $969 million and free cash flow $850 million

•	Initiated FY18 guidance: EPS from continuing operations of $5.85-$6.05; revenue up 2-4%; free cash flow of $850-900 million
MELBOURNE, Fla., Aug. 1, 2017 - Harris Corporation (NYSE:HRS) reported revenue in the fourth quarter of fiscal 2017 of $1.54 billion compared with $1.53 billion in the prior year. GAAP income from continuing operations was $166 million, or $1.35 per diluted share, compared with $142 million, or $1.13 per diluted share, in the prior year. Non-GAAP income from continuing operations was $183 million, or $1.49 per diluted share, compared with $163 million, or $1.30 per diluted share, in the prior year. Fourth quarter orders were $1.57 billion with a book-to-bill of 1.02.
For the fiscal 2017 full-year period, revenue was $5.90 billion compared with $5.93 billion in the prior year on an organic basis, excluding $60 million of prior-year revenue from the divested Aerostructures business. GAAP income from continuing operations was $638 million, or $5.12 per diluted share, compared with $611 million, or $4.87 per diluted share, in the prior year. Non-GAAP income from continuing operations for the fiscal 2017 full-year period was $689 million, or $5.53 per diluted share, compared with $645 million, or $5.14 per diluted share, in the prior year. Fiscal 2017 orders were $6.03 billion with a book-to-bill of 1.02. Excluding a $400 million voluntary pension contribution in the fourth quarter, fiscal 2017 adjusted net cash provided by operating activities was $969 million and adjusted free cash flow was $850 million. Non-GAAP income from continuing operations excludes acquisition-related and other items, and non-GAAP segment operating income discussed below excludes restructuring and other charges. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables.
“Our solid fiscal 2017 results reflect the successful execution of our strategic priorities,” said William M. Brown, chairman, president and chief executive officer. “We completed two important divestitures to focus on technology-differentiated, high-margin businesses while continuing to invest in innovation, drive operational excellence and successfully integrate Exelis. We grew EPS by 8 percent, generated record free cash flow representing 123 percent of non-GAAP income, and used divestiture proceeds and operational cash to pay down debt, pre-fund pension, and return about $900 million to our shareholders through repurchases and dividends.”
“Our fiscal 2017 performance, including higher revenue and strong orders in the fourth quarter, positions us well for returning to growth in fiscal 2018 and accelerating in the medium term,” Brown continued. “We enter the year at an inflection point, with positive momentum and a continued focus on generating organic growth, driving flawless execution, maintaining margins through operational excellence, and deploying capital in a balanced manner.”
Communication Systems
Communication Systems revenue in the fourth quarter was $449 million, up 3 percent compared with the prior year. Tactical Communications revenue was $334 million, up 8 percent, driven by higher legacy international tactical radio sales. Public Safety revenue was $115 million, down 8 percent. Segment operating income was $146 million compared with $117 million GAAP and $120 million non-GAAP in the prior year, reflecting higher tactical radio volume.
Harris continued to see DoD modernization progress in the quarter with the award of a 6-year, $255 million, single-award IDIQ contract from the U.S. Special Operations Command to provide next-generation, 2-channel multiband manpack radio systems. Harris is now a vendor on all five major U.S. tactical radio contracts awarded over the last four years. Harris also received a $23 million order from the DoD for tactical radios on U.S. Air Force MRAP vehicles.
Notable international tactical radio orders in the quarter include $39 million from Saudi Arabia for SINCGARS radios, $38 million from Canada for Falcon III® multiband manpack radios and $15 million from the Iraq Ministry of Interior for multiple tactical radio products. Harris also received a $19 million order from Australia, and following the close of the quarter, a letter of intent for 2072 Phase 3 modernization.
Public Safety awards in the quarter include a 5-year, $75 million contract from a utility company to upgrade a legacy analog system to a P25 digital network. Following the close of the quarter, Harris was also awarded a 5-year, $461 million, multi-award IDIQ contract with an initial $10 million order from the U.S. Army to upgrade and modernize existing land mobile radio system infrastructure.
Electronic Systems
Electronic Systems revenue in the fourth quarter was $591 million, up 4 percent compared with the prior year. Higher revenue from electronic warfare solutions, avionics and the UAE integrated battle management system was partially offset by lower revenue from wireless products and the ADS-B program as it transitions from buildout to sustainment. Segment operating income was $104 million compared with $119 million GAAP and $122 million non-GAAP in the prior year, reflecting the ADS-B program transition.
Harris strengthened its strategic position in electronic warfare and avionics on large platforms in the quarter. The company was selected by BAE Systems to produce phased array antennas for the C-130J Radio Frequency Countermeasures electronic warfare system. Harris also was selected by Lockheed Martin to provide the Aircraft

Memory System and the Panoramic Cockpit Display Electronic Unit as part of the third Technology Refresh program for the F-35 platform, expanding Harris’ content on future aircraft.
Avionics awards also include a 3-year, $30 million contract from the U.S. Navy for 300 aircraft ejector racks for the F/A-18 and a 2-year, $10 million development contract for release systems on the Korean Next Generation Indigenous Fighter with the potential for significant follow-on production orders. Other notable awards include two, 3-year contracts totaling $64 million for production and other services from the U.S. Army under the Modernization of Enterprise Terminals (MET) program and an 8-year, $36 million air traffic management contract to implement surveillance and broadcast services at seven airports.
Space and Intelligence Systems
Space and Intelligence Systems revenue in the fourth quarter was $506 million, down 4 percent compared with the prior year. Higher revenue from intelligence community customers was more than offset by lower revenue from environmental programs. Segment operating income was $80 million, flat to prior year.
Harris continued to see strength in classified space program orders in the quarter, including $63 million from the U.S. Air Force in support of U.S. missile warning, missile defense and space surveillance missions under the System Engineering and Sustainment Integrator (SENSOR) program. Harris also received a $51 million production order for navigation payloads for GPS III space vehicles 9 and 10, and met key program milestones, including the delivery of the navigation payload for the third GPS III satellite.
Harris extended its strong position on the GOES-R program, receiving an additional $32 million contract to support instrument usability modifications, enhancements and post-launch support. Harris also met key milestones on an international weather program, delivering an advanced digital satellite instrument to the Korea Aerospace Research Institute that will enable improved weather forecasting.
Guidance
Initial guidance for fiscal 2018 income from continuing operations is a range of $5.85 - $6.05 per diluted share. Initial guidance for fiscal 2018 revenue is a range of $6.02 - 6.14 billion, up 2 - 4 percent from fiscal 2017. Harris expects fiscal 2018 free cash flow in a range of $850 - 900 million.
Harris will host a conference call today, August 1, at 8:30 a.m. Eastern Time (ET) to discuss its fourth quarter and full year fiscal 2017 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 58100171. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on August 1.
About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Electronic Systems and Space and Intelligence Systems. Learn more at harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including income from continuing operations and income from continuing operations per diluted share for the fourth quarter of fiscal 2017, the fourth quarter of fiscal 2016, the full year fiscal 2017 and the full year fiscal 2016, in each case excluding acquisition-related and other items; net cash provided by operating activities and free cash flow for fiscal 2017, excluding the voluntary pension contribution in the fourth quarter of fiscal 2017, and in the case of free cash flow, also excluding cash flow for net capital expenditures; free cash flow as a percentage of income from continuing operations, excluding acquisition-related and other items; revenue for fiscal 2016 on an organic basis, excluding revenue attributable to the Aerostructures business divested in the fourth quarter of fiscal 2016; operating income for the fourth quarter of fiscal 2016 for the Communication Systems and Electronic Systems segments, in each case excluding restructuring and other charges; and expected free cash flow for fiscal 2018, excluding cash flow for net capital expenditures. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Attachments: Financial statements (8 tables)
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings, revenue and free cash flow guidance for fiscal 2018; potential contract opportunities and awards; the potential value of contract awards; statements regarding returning to growth in fiscal 2018 and being well positioned for fiscal 2018 and accelerating growth in the medium term; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the continued effects of the general weakness in the global economy and U.S. Government's budget deficits and national debt and sequestration; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's ability to manage and integrate acquired businesses and realize expected benefits and the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; or potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table 1
HARRIS CORPORATION
FY '17 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 30, 2017	July 1, 2016 (A)	June 30, 2017	July 1, 2016 (A)

	(In millions, except per share amounts)
Revenue from product sales and services	$1,542	$1,533	$5,900	$5,992
Cost of product sales and services	(1,019)	(1,005)	(3,811)	(3,900)
Engineering, selling and administrative expenses	(248)	(278)	(1,016)	(1,037)
Non-operating income	—	10	2	10
Interest income	1	1	2	2
Interest expense	(42)	(44)	(172)	(183)
Income from continuing operations before income taxes	234	217	905	884
Income taxes	(68)	(75)	(267)	(273)
Income from continuing operations	166	142	638	611
Discontinued operations, net of income taxes	(35)	18	(85)	(287)
Net income	$131	$160	$553	$324

Net income per common share
Basic
Continuing operations	$1.37	$1.14	$5.19	$4.91
Discontinued operations	(0.28)	0.15	(0.69)	(2.30)
	$1.09	$1.29	$4.50	$2.61
Diluted
Continuing operations	$1.35	$1.13	$5.12	$4.87
Discontinued operations	(0.28)	0.15	(0.68)	(2.28)
	$1.07	$1.28	$4.44	$2.59

Cash dividends paid per common share	$0.53	$0.50	$2.12	$2.00
Basic weighted average common shares outstanding	120.3	124.1	122.6	123.8
Diluted weighted average common shares outstanding	122.2	125.3	124.3	125.0
(A) Certain amounts reclassified to conform with current period presentation of Harris CapRock Communications and government IT services businesses as discontinued operations

Table 2
HARRIS CORPORATION
FY '17 Fourth Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 30, 2017	July 1, 2016 (A)	June 30, 2017	July 1, 2016 (A)

	(In millions)
Revenue
Communication Systems	$449	$436	$1,753	$1,864
Electronic Systems	591	571	2,251	2,233
Space and Intelligence Systems	506	529	1,902	1,899
Corporate eliminations	(4)	(3)	(6)	(4)
	$1,542	$1,533	$5,900	$5,992
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Communication Systems	$146	$117	$524	$522
Electronic Systems	104	119	464	430
Space and Intelligence Systems	80	80	311	288
Unallocated corporate expense	(55)	(65)	(223)	(180)
Corporate eliminations	—	(1)	(3)	(5)
Non-operating income	—	10	2	10
Net interest expense	(41)	(43)	(170)	(181)
	$234	$217	$905	$884
(A) Certain amounts reclassified to conform with current period presentation of Harris CapRock Communications and government IT services businesses as discontinued operations

Table 3
HARRIS CORPORATION
FY '17 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	June 30, 2017	July 1, 2016 (A)

	(In millions)
Operating Activities
Net income	$553	$324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	183	229
Amortization of intangible assets from Exelis Inc. acquisition	128	132
Share-based compensation	42	39
Qualified pension plan contributions	(589)	(174)
Pension income	(97)	(26)
Net liability reduction for certain post-employment benefit plans	—	(101)
Impairment of goodwill and other assets	240	367
(Gain) loss on sales of businesses, net	14	(10)
Adjustment to loss on sales of businesses, net	—	20
(Increase) decrease in:
Accounts receivable	111	192
Inventories	28	(28)
Increase (decrease) in:
Accounts payable	18	(10)
Advance payments and unearned income	(42)	(96)
Other	(20)	66
Net cash provided by operating activities	569	924
Investing Activities
Cash paid for fixed income securities	—	(19)
Net additions of property, plant and equipment	(119)	(152)
Proceeds from sales of businesses, net	1,014	181
Adjustment to proceeds from sales of businesses, net	(25)	(11)
Net cash provided by (used in) investing activities	870	(1)
Financing Activities
Proceeds from borrowings	85	61
Repayments of borrowings	(584)	(730)
Proceeds from exercises of employee stock options	54	44
Repurchases of common stock	(710)	—
Cash dividends	(262)	(252)
Other financing activities	(21)	(16)
Net cash used in financing activities	(1,438)	(893)
Effect of exchange rate changes on cash and cash equivalents	(4)	(24)
Net increase (decrease) in cash and cash equivalents	(3)	6
Cash and cash equivalents, beginning of year	487	481
Cash and cash equivalents, end of year	$484	$487
(A) Certain amounts reclassified to conform with current period presentation

Table 4
HARRIS CORPORATION
FY '17 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	June 30, 2017	July 1, 2016 (A)

	(In millions)
Assets
Cash and cash equivalents	$484	$487
Receivables	623	674
Inventories	841	867
Property, plant and equipment	904	924
Goodwill	5,366	5,352
Other intangible assets	1,104	1,231
Other assets	766	2,474
	$10,088	$12,009
Liabilities and Equity
Short-term debt	$80	$15
Accounts payable	540	494
Compensation and benefits	140	165
Advance payments and unearned income	252	294
Current portion of long-term debt	554	382
Defined benefit plans	1,278	2,296
Long-term debt, net	3,396	4,120
Other liabilities	920	1,186
Equity	2,928	3,057
	$10,088	$12,009
(A) Certain balances reclassified to conform with current period presentation of Harris CapRock Communications and government IT services businesses as discontinued operations, which are included in the "Other assets" and "Other liabilities" line items above

HARRIS CORPORATION
FY '17 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations and income from continuing operations per diluted common share, net cash provided by operating activities and segment operating income, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '17 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations and Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended			Fiscal Year Ended
	June 30, 2017			June 30, 2017
	As Reported	Adjustment (A)	Non-GAAP	As Reported	Adjustment (A)	Non-GAAP

	(In millions, except per share amounts)
Income from continuing operations	$166	$17	$183	$638	$51	$689
Income from continuing operations per diluted common share	$1.35	$0.14	$1.49	$5.12	$0.41	$5.53

	Quarter Ended			Fiscal Year Ended
	July 1, 2016			July 1, 2016
	As Reported	Adjustment (A)	Non-GAAP	As Reported	Adjustment (A)	Non-GAAP

	(In millions, except per share amounts)
Income from continuing operations	$142	$21	$163	$611	$34	$645
Income from continuing operations per diluted common share	$1.13	$0.17	$1.30	$4.87	$0.27	$5.14

(A) Adjustment for Exelis Inc. acquisition-related and other items, net of income taxes

Table 6
HARRIS CORPORATION
FY '17 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Net Cash Provided by Operating Activities and Adjusted Free Cash Flow
(Unaudited)

	Fiscal Year Ended	Fiscal Year 2018
	June 30, 2017	(Guidance)

	(In millions)
Net cash provided by operating activities	$569	$980 to $1,030
Adjustment for voluntary contribution to qualified pension plans	400	—
Adjusted net cash provided by operating activities	969	980 to 1,030
Less net capital expenditures (A)	(119)	(130)
Adjusted free cash flow	$850	$850 to $900
(A) Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment

Table 7
HARRIS CORPORATION
FY '17 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Income
(Unaudited)

	Quarter Ended
	July 1, 2016
	As Reported	Adjustment (A)	Non-GAAP

	(In millions)
Segment Operating Income
Communication Systems	$117	$3	$120
Electronic Systems	119	3	122

(A) Adjustments for restructuring and other charges

Table 8
HARRIS CORPORATION
FY '17 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Free Cash Flow as a Percentage of Income from Continuing Operations
(Unaudited)

Fiscal Year Ended
June 30, 2017

(In millions)
Adjusted free cash flow (A)	$850
GAAP income from continuing operations	$638
Adjusted free cash flow as a percentage of GAAP income from continuing operations	133%

Adjustment for Exelis Inc. acquisition-related and other items, net of income taxes	$51
Non-GAAP income from continuing operations	$689
Adjusted free cash flow as a percentage of non-GAAP income from continuing operations	123%
(A) Refer to Table 6 for a reconciliation between net cash provided by operating activities and adjusted free cash flow